UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 22, 2007

Cytokinetics, Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50633	94-3291317
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

280 East Grand Avenue, South San Francisco, California		94080
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 624 - 3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2006, Cytokinetics, Incorporated ("the Company") issued a press release announcing that the Board of Directors and the Nominating and Governance Committee of Company appointed James Sabry, M.D., Ph.D., formerly the Chief Executive Officer of the Company, to the position of Executive Chairman of the Board of Directors. The Board of Directors promoted Robert I. Blum, formerly the President of the Company, to the position of President and Chief Executive Officer. In addition, the Board of Directors and the Nominating and Governance Committee increased the authorized number of directors on the Board of Directors to eight, appointed Mr. Blum to the Board of Directors as a Class II director and appointed Mark McDade, an existing Director of the Company, as the Lead Director of the Board of Directors, with both appointments effective as of January 22, 2007.

The terms of Dr. Sabry's and Mr. Blum's employment with the Company and their respective business experience has not changed from what was previously disclosed in the Company's prior filings with the Securities and Exchange Commission. No new agreements have been entered into and Mr. Blum has not been granted additional stock or other compensation in connection with his appointment to the Board of Directors. A copy of this press release is being filed with this Current Report on Form 8-K as Exhibit 99.1, and is hereby incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following Exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No. Description
----------------------------------
99.1 Press Release, dated January 22, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytokinetics, Incorporated

January 22, 2007	By:	Sharon Surrey-Barbari

Name: Sharon Surrey-Barbari
Title: Senior Vice President, Finance and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated January 22, 2007.